Exhibit 99.2

[FORM OF PROXY CARD]

CHICAGO BRIDGE & IRON COMPANY N.V.
C/O CB&I
2103 RESEARCH FOREST DRIVE
THE WOODLANDS, TX 77380

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards that are mailed must be received by Broadridge no later than 11:59 P.M. Eastern Time on [TBD], 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43692-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICAGO BRIDGE & IRON COMPANY N.V.

The Board of Directors unanimously recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1.	☐	☐	☐
2.	☐	☐	☐
3.	☐	☐	☐
4.	☐	☐	☐
5.	☐	☐	☐
6.	☐	☐	☐
7.	☐	☐	☐

1. Resolution providing for an amendment to CB&I's amended and restated articles of association as set forth in Annex G of the Proxy Statement to remove the supermajority voting requirement for certain resolutions when any person, alone or together with a group, holds more than fifteen percent (15%) of the outstanding share capital of CB&I.
2. Resolution to enter into and effectuate the Merger in accordance with the Merger Proposal.
3. Resolution to approve the acquisition by certain subsidiaries of McDermott of the equity of certain CB&I subsidiaries that own CB&I's technology business for cash.
4. Resolution to approve the sale by Comet I B.V., a direct wholly owned subsidiary of CB&I, of all of the issued and outstanding shares in the capital of Comet II B.V. to McDermott Technology, B.V., a wholly owned subsidiary of McDermott (or its designee).
5. Resolution to (a) approve the dissolution of Comet I B.V., (b) approve the appointment of Stichting Vereffening Chicago Bridge & Iron Company as liquidator of Comet I B.V. and (c) approve the appointment of (an affiliate of) McDermott Technology, B.V. as the custodian of the books and records of Comet I B.V. in accordance with Section 2:24 of the Dutch Civil Code.
6. Resolution to grant full and final discharge to each member of the CB&I Supervisory Board and CB&I Management Board for his or her acts of supervision or management, as applicable, up to the date of the Special General Meeting.
7. To approve by non-binding advisory vote, the compensation that may become or has become payable to CB&I's named executive officers in connection with the Combination.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

END Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting of Shareholders: You can view the Notice and Proxy Statement and Annual Report On Form 10-K for Chicago Bridge & Iron Company N.V. on the Internet at www.proxyvote.com and www.cbi.com. E43693-TBD CHICAGO BRIDGE & IRON COMPANY N.V. This Proxy is Solicited by the Supervisory Board of the Company Proxy For Special General Meeting of Shareholders (Must be presented at the meeting or received prior to 11:59 P.M. Eastern Time on [TBD], 2018) The undersigned holder of the ordinary shares, par value EUR 0.01 per share (“Shares”) of Chicago Bridge & Iron Company N.V., hereby appoints each of Kirsten B. David, Executive Vice President and Chief Legal Officer, and Michael S. Taff, Executive Vice President and Chief Financial Officer, as proxies, and each of them acting singly, of the undersigned with full power of substitution to attend and address the Special General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands on [TBD], 2018, and in general, to exercise all rights the undersigned could exercise in respect of such Shares if personally present thereat in their discretion upon all matters that may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Shares of Chicago Bridge & Iron Company N.V. as of the close of business on [TBD], 2018, at such Meeting in respect of the resolutions specified on the reverse side hereof. This proxy is governed by Dutch law. Please direct your proxy how he or she is to vote by placing an “x” in the appropriate box opposite the resolutions, which have all been proposed by the Company, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this Proxy Card, then the shares will be voted FOR proposals 1 through 7. The Proxy Card must be signed by the person in whose name the relevant shares are registered on the books of the Transfer Agent. In the case of a Corporation or Partnership, the Proxy Card must be executed by a duly authorized officer or attorney. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.